CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Principal Protected Trust II:

We consent to the use in this Registration Statement of Oppenheimer Principal Protected Main Street Fund II (a series of the Oppenheimer Principal Protected Trust II), of our report dated October 20, 2010, relating to the financial statements and financial highlights of Oppenheimer Principal Protected Main Street Fund II, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings “Financial Highlights” appearing in the Prospectus, which is also part of such Registration Statement and “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information.

                                                                              /s/ KPMG LLP

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                                                                              KPMG LLP

Denver, Colorado

December 22, 2010